UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2012

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-547-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 16, 2012. Represented at the meeting, in person or by proxy, were shares representing 384,933,905 votes, approximately 86.75% of the votes represented by issued and outstanding shares entitled to vote. Shareholders voted as follows on matters presented for a vote.

1. The nominees for election to the Company’s Board of Directors were elected to hold office until the 2013 annual meeting of shareholders and until their successors are duly elected and qualified, based upon the following votes:

				Broker
Nominee	Votes For	Votes Against	Votes Abstained	Non-Votes
ROBERT B. ALLARDICE, III	326,987,607	5,992,850	4,441,240	47,512,208
TREVOR FETTER	326,869,544	6,107,829	4,444,324	47,512,208
PAUL G. KIRK, JR.	325,071,352	8,022,473	4,327,872	47,512,208
LIAM E. MCGEE	303,033,787	30,008,704	4,379,206	47,512,208
KATHRYN A. MIKELLS	326,177,956	6,826,025	4,417,716	47,512,208
MICHAEL G. MORRIS	326,548,562	6,398,997	4,474,138	47,512,208
THOMAS A. RENYI	326,066,812	6,914,533	4,440,352	47,512,208
CHARLES B. STRAUSS	317,546,174	15,409,713	4,465,810	47,512,208
H. PATRICK SWYGERT	315,079,040	18,010,904	4,331,753	47,512,208

2. The proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012 was approved based on the following votes:

			Broker
Votes For	Votes Against	Votes Abstained	Non-Votes
368,935,533	11,527,400	4,470,972	0

3. The proposal to consider and approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement was approved based on the following votes:

			Broker
Votes For	Votes Against	Votes Abstained	Non-Votes
320,395,677	11,182,516	5,843,504	47,512,208

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

May 16, 2012	By:	Richard G. Costello

Name: Richard G. Costello
Title: Senior Vice President and Corporate Secretary